Exhibit 21e
Monthly Certificateholders' Statement

Sears Credit Account Master Trust II

Series 1995-4 Monthly Statement

Distribution Date:March 16, 1998      Due Period Ending:February, 1998

Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, by and among Sears, Roebuck and Co., Sears Receivables Financing Group, Inc. and The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and Distribution Date listed above is set forth below:

1.Payments or Allocations to Series 1995-4 Investors this Due Period

                       Total               Interest         Principal
  Series 1995-4

  Class A          $44,270,833.34         $2,604,166.67    $41,666,666.67

  Class B             $119,062.50           $119,062.50             $0.00

  Class C           $2,150,253.05                 $0.00     $2,150,253.05


2.Principal Receivables at the end of the Due Period

  (a)   TOTAL PRINCIPAL RECEIVABLES IN THE TRUST        $9,565,412,306.83

        Aggregate Investor Interest                     $6,814,022,349.74

        Seller Interest                                 $2,751,389,957.09

  (b)   INVESTOR INTEREST BY GROUPS

        Group One Investor Interest                     $6,814,022,349.74

  (c)   INVESTOR INTEREST BY SERIES

        Series 1994-1 Investor Interest                   $842,697,000.00
        Series 1994-2 Investor Interest                    $19,954,269.46
        Series 1995-1 Investor Interest                   $224,720,000.00
        Series 1995-2 Investor Interest                   $674,158,000.00
        Series 1995-3 Investor Interest                   $561,830,000.00
        Series 1995-4 Investor Interest                   $518,013,080.28
        Series 1995-5 Investor Interest                   $568,250,000.00
        Series 1996-1 Investor Interest                   $561,830,000.00
        Series 1996-2 Investor Interest                   $561,830,000.00
        Series 1996-3 Investor Interest                   $561,830,000.00
        Series 1996-4 Investor Interest                   $561,830,000.00
        Series 1996-5 Investor Interest                   $595,250,000.00
        Series 1997-1 Investor Interest                   $561,830,000.00

  (d)   INVESTOR INTEREST BY CLASS (SERIES 1995-4)

        Class A Investor Interest                         $458,333,333.33
        Class B Investor Interest                          $22,500,000.00
        Class C Investor Interest                          $37,179,746.95

        TOTAL CLASS INVESTOR  INTEREST                    $518,013,080.28


3.Allocation of Collections During the Due Period

  (a)   TOTAL COLLECTIONS                                 $708,136,395.52
        Principal Receivables Collected                   $537,397,462.98

        Finance Charge Receivables Collected              $170,738,932.54

        Recovered Amounts added as Additional Funds         $9,938,456.83

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                                                                        Additional
                                      Finance Charge    Principal       Allocable
                                      Collections       Collections     Amounts
(b)   ALLOCATION OF COLLECTIONS
      WITH RESPECT TO THE INVESTOR
      INTEREST AND THE SELLER INTEREST

Aggregate Investor Allocation
(Aggregate Investor Percentage
multiplied by total Collections
received during the Due Period)       $119,532,297.85   $376,225,578.10 $9,938,456.83

Seller Allocation (Seller Percentage
multiplied by total Collections
received during the Due Period)       $51,206,634.71    $161,171,884.88 $0.00

(c)   Group One Allocation            $119,532,297.85   $376,225,578.10 $9,938,456.83

(d)   Series 1995-4 Allocation        $9,759,049.08     $30,716,416.8   $811,411.56

(e)   Reallocations of Collections
      to Series 1995-4 from other
      series in Group One             $0.00             $13,100,502.92  $0.00

<TABLE/>

  4. Information Concerning Controlled Amortization Amount

                                                                    Total
                                        Amount              Distributions
                                        Distributed this     through this
                                        Due Period             Due Period

        SERIES 1995-4 BY CLASS:

          Class A                        $41,666,666.67    $41,666,666.67

          Class B                                 $0.00             $0.00

          Class C                         $2,150,253.05     $2,150,253.05


  5. Investor Charged-Off Amounts
                                                         This Due Period

     (a)Group One (the sum of the Series Investor Charged-
        Off Amounts for all Series in Group One)           $54,557,175.63

     (b)Series 1995-4 (the sum of the Class Investor Charged-
        Off Amounts for all Classes in Series 1995-4)       $4,454,245.12

     (c)Series 1995-4 By Class:

        Class A (Class A Percentage multiplied
        by the Charged-Off Amount)                          $3,964,050.62

        Class B (Class B Percentage multiplied
        by the Charged-Off Amount)                            $178,382.28

        Class C (Class C Percentage multiplied
        by the Charged-Off Amount)                            $311,812.22


  6. Investor Losses
                                                                    Total

     (a)Group  One                                                  $0.00

     (b)Series 1995-4                                               $0.00

     (c)Series 1995-4 By Class:

        Class A                                                     $0.00

        Class B                                                     $0.00

        Class C                                                     $0.00


  7. Monthly Servicing Fee Payable This Due Period

     SELLER SERVICING FEE                                   $4,913,290.11

     INVESTOR SERVICING FEE

     (a)Group One                                          $11,369,947.15

     (b)Series 1995-4                                         $936,383.33


  8. Performance Analysis

     (a)Portfolio Yield (Finance Charge Collections
        during the Due Period divided by Principal
        Receivables in the Trust as of the first
        day of the Due Period)                                      20.84%

     (b)Charge-Offs (Charged-Off Amounts during
        the Due Period divided by Principal
        Receivables in the Trust as of the
        first day of the Due Period)                                 9.51%

     (c)Recoveries (Recovered Amounts added as
        Additional Funds on the Distribution Date
        divided by Aggregate Investor Interest in the
        Trust as of the first day of the Due Period)                 1.73%

     (d)Investor Servicing Fee Percentage
        (weighted  average of Investor Servicing
        Fees for Series 1995-4)                                      2.00%

     (e)Weighted Average Certificate Rate
        (weighted average certificate rates for all
        classes of Series 1995-4)                                    5.82%

     (f)Series Excess Servicing Percentage (the sum of
        Portfolio Yield and Recoveries minus the sum of
        Charge-Offs, the Investor Servicing Fee Percentage
        and the Weighted Average Certificate Rate)                   5.24%

     (g)Total Payment Rate (Aggregate Collections
        during the Due Period divided by the aggregate
        amount of Receivables in the Trust as of
        the first day of the Due Period)                             7.08%


  9. Summary Delinquency Aging Information

        The aging of delinquent receivables is summarized
        as follows (1):
                                        February, 1998
        Delinquencies as a % of balances
           60 - 89 days past due........           1.88%
           90 - 119 days past due.......           1.39%
           120 days or more past due....           3.08%
        Total Delinquencies                        6.35%

     (1)An account is considered delinquent when the past due balance is three times the scheduled minimum monthly payment. Delinquencies as of the end of each month are divided by balances at the beginning of each such month. Excludes accounts from Puerto Rico, which were not included in the Account.

                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                        as Trustee


                                        By:/s/J.G. Finley_
                                              J.G. Finley

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